Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the incorporation by reference into the Registration Statements on Form S-1 (No. 333-201146), Form S-3 (Nos. 333-196592, 333-184036 and 333-192257) and Form S-8 (No. 333-185586 and 333-201951) of ZaZa Energy Corporation (the “Company”) of (a) all references to our firm and (b) our reserve report, and all references thereto, dated effective December 31, 2014, included in or made a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the U.S. Securities and Exchange Commission.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

March 31, 2015

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258